Exhibit 99.1

FOR IMMEDIATE RELEASE

RailAmerica, Inc. Announces New Credit Agreement; Board Authorizes

Stock Repurchase Program

JACKSONVILLE, FL, August 30, 2011 – RailAmerica, Inc. (NYSE: RA) today announced that it has entered into a new $75 million revolving credit facility. Separately, RailAmerica also announced that its board of directors has authorized the repurchase of up to $25 million of the Company’s common stock.

The new revolving credit facility matures in August 2016 and replaces RailAmerica’s existing $40 million Asset Backed Loan facility. The lending group on the new facility includes Citibank, N.A., the lending affiliate of Morgan Stanley Senior Funding, Inc. and BMO Harris Bank.

Under the stock repurchase program, the Company may purchase common stock from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchase will depend on a number of factors including the price and availability of the Company’s shares, trading volume and general market conditions.

John Giles, RailAmerica’s President and Chief Executive Officer, said “Our existing cash balance combined with a new revolving credit facility gives us significant liquidity and financial flexibility to support our growth strategies. In addition, we announced a new share repurchase program as we see repurchasing our shares as an excellent investment, which complements our focus on building shareholder value through organic growth and acquisitions.”

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 43 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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INVESTOR CONTACT

Ira Berger

Vice President & Treasurer

Office: 904.538.6332

MEDIA CONTACT

Donia Crime

Office: 904.645.6200

Cell: 404.271.1437